UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 31, 2018
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2485 Augustine Drive Santa Clara, California 95054 (Address of principal executive offices) (Zip Code)

(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Named Executive Officer Long-Term Incentive Awards
On July 31, 2018, the Compensation and Leadership Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Advanced Micro Devices, Inc. (the “Company”) approved equity awards to each of the named executive officers (as set forth in the Company’s most recent proxy statement filed on March 19, 2018) having the following target award values (“Target Value”):

Name and Title	Target Value
Devinder Kumar, Senior Vice President, Chief Financial Officer and Treasurer	$2,100,000
James R. Anderson, Senior Vice President and General Manager, Computing and Graphics Business Group	$2,100,000
Forrest E. Norrod, Senior Vice President and General Manager, Datacenter and Embedded Solutions Business Group	$2,000,000
Mark D. Papermaster, Chief Technology Officer and Senior Vice President, Technology and Engineering	$3,000,000

On August 1, 2018, the Board approved an equity award to Dr. Lisa T. Su having the following Target Value:

Name and Title	Target Value
Lisa T. Su, President and Chief Executive Officer	$9,000,000
The Target Value of each equity award will be converted into a mix of performance-based restricted stock units (“PRSUs”), time-based stock options (“Stock Options”) and time-based restricted stock units (“RSUs”) that will be granted on August 9, 2018 (the “Grant Date”) under the terms of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated (the “2004 Plan”).
The target number of PRSUs will be determined by dividing 50% of the Target Value by the average closing price of the Company’s stock over the 30 trading-day period ending on the Grant Date (but not less than $8.00) (the “Conversion Price”). The number of Stock Options will be determined by converting 25% of the Target Value using the Conversion Price and a binomial factor determined in accordance with the Company’s equity valuation practices, and the number of RSUs will be determined by dividing 25% of Target Value by the Conversion Price.
PRSUs. The number of PRSUs that a named executive officer may earn will range from 0% to 250% of his or her target number of PRSUs, provided that the maximum number of PRSUs that may be earned is capped at the number equal to (a) eight times the Target Value of the named executive officer’s PRSU award, divided by (b) the closing price of the Company’s stock on the last day of the Performance Period (defined below).

Subject to the foregoing award limits, the actual number of PRSUs earned by each named executive officer will be calculated as follows:

(a)
Each named executive officer will earn between 0% and 200% of his or her target number of PRSUs depending on the return on the Company’s stock price relative to the return on the S&P 500 Index, in each case over the performance period that begins on August 9, 2018 a nd ends on August 9, 2021 (or, if earlier, the date immediately preceding the effective date of a change of control (as defined in the 2004 Plan)) (as applicable, the “Performance Period”).

(b)
In addition, each named executive officer will earn a number of PRSUs equal to 0%, 25% or 50% of the number of PRSUs (if any) earned by such named executive officer under clause (a), above, depending on the Company’s non-GAAP earnings per share (“EPS”) growth from its 2018 to 2020 fiscal years.

If a change of control occurs before the Company reports its fiscal year 2020 earnings, but after the Company reports its fiscal year 2019 earnings, each named executive officer will earn 0%, 25%, or 50% of the number of PRSUs (if any) earned by such named executive officer under clause (a), above, based on the percentage by which the Company’s fiscal year 2019 non-GAAP EPS exceeds its fiscal year 2018 non-GAAP EPS. If a change of control occurs before the Company reports its fiscal year 2019 earnings, no additional PRSUs will be earned by the named executive officers under this clause (b).

In no event, however, will the combined number of PRSUs earned by a named executive officer under clauses (a) and (b), above, exceed 250% of his or her target number of PRSUs.

(c)
If the return on the Company’s stock price over the Performance Period is negative, then the total number of PRSUs earned by each named executive officer pursuant to clauses (a) and (b), above, will be reduced by 50%.

Vesting of any earned PRSUs is generally subject to the applicable named executive officer’s continued provision of services to the Company through August 9, 2021 (or, if earlier, the one-year anniversary of a change of control). Earned and vested PRSUs will generally be settled on August 16, 2021 (or, if earlier, promptly following the one-year anniversary of a change of control).

Stock Options. The Stock Options will have an exercise price equal to 100% of the fair market value of the Company’s common stock on the Grant Date, and will vest 1/3 on each of August 9, 2019, August 9, 2020 and August 9, 2021. The Stock Options will have a term of seven years.

RSUs. The RSUs will vest 1/3 on each of August 9, 2019, August 9, 2020 and August 9, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2018	ADVANCED MICRO DEVICES, INC.

By:	/s/Harry A. Wolin
Name:	Harry A. Wolin
Title:	Senior Vice President, General Counsel and Corporate Secretary